UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) May 25, 1999


                                CENTURYTEL, INC.
             (Exact name of registrant as specified in its charter)

                       CENTURY TELEPHONE ENTERPRISES, INC.
                   (Former name, if changed since last report)



       Louisiana                    1-7784                     72-0651161
    (State or other            (Commission File              (IRS Employer
    jurisdiction of                 Number)                Identification No.)
    incorporation)

        100 Century Park Drive, Monroe, Louisiana                71203

         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9500



Item 5.        Other Events.

On March 31, 1999, the Company effected a three-for-two stock split in the form of a 50% stock dividend with respect to each share of the Company's common stock outstanding on March 10, 1999. Under Section 11(n) of the Rights Agreement dated as of August 27, 1996 between the Company and the Rights Agent named therein, following the stock split each Right entitled the holder thereof to purchase, on the terms and conditions of the Rights Agreement, 1/225 of a Preference Share at a purchase price of $48.88 per 1/225 of a Preference Share.

On May 25, 1999, the Board of Directors of the Company adopted an amendment to the Rights Agreement which increased the purchase price per 1/225 of a Preference Share from $48.88 to $135.00. Copies of such amendment and the Company's press release announcing the adoption of such amendment are attached to this Form 8-K as Exhibits 4.2(ii) and 99.1, respectively.

All capitalized terms used in this Item 5 shall have the meanings ascribed to them in the Rights Agreement.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CENTURY TELEPHONE ENTERPRISES, INC.

                                   By: /s/ Neil A. Sweasy
                                       -------------------------
                                       Neil A. Sweasy
                                       Vice President and
                                       Controller